                                 AMAX GOLD INC.

                           DEFERRED COMPENSATION PLAN







                       Effective as of November 15, 1993

                                  INTRODUCTION

     The Amax Gold Inc. Deferred Compensation Plan (hereinafter the "Deferred Compensation Plan") was authorized by the Board of Directors of Amax Gold Inc. (the "Company") to be effective as of November 15, 1993. The purpose of the Plan was to provide a means of restoring the contributions and, to the extent possible, associated net income or net loss thereon of those employees of the Company (as hereinafter defined) and its subsidiaries participating in the Amax Gold Inc. Employee Thrift Plan (hereinafter the "Thrift Plan") with respect to whom contributions under the Thrift Plan are limited by application of the limitations imposed on qualified plans by the Employee Retirement Income Security Act of 1974 (hereinafter "ERISA"), and Internal Revenue Code (the "Code"), Section 415 enacted pursuant thereto, and for those employees whose compensation exceeded the amount which may be taken into account under Section 401(a)(17) of the Code.

     The Company intends to maintain the Plan (as hereinafter defined) indefinitely and, in order to afford Plan Participants (as hereinafter defined) and their beneficiaries maximum security, the Company has established a grantor trust to aid it in accumulating the amounts necessary to satisfy its liability to pay benefits attributable to Participant Contributions under the terms of Articles II and III of the Plan. The Plan provides for the Company to pay all benefits and administrative costs from its general assets to the extent not paid by the grantor trust. The establishment of a grantor trust shall not affect the Company's contingent liability to pay Plan benefits and administrative costs, except that the Company's liability shall be offset by actual benefit and administrative cost payments, if any, made by the trust.

                                AMAX GOLD INC.
                          DEFERRED COMPENSATION PLAN
                               TABLE OF CONTENTS
                               -----------------

ARTICLE                                                Page
                                                       ----
I    DEFINITIONS.....................................    1

     1.01  Definitions...............................    1

II   AMOUNT AND PAYMENT OF EXCESS THRIFT PLAN
      AND DEFERRED COMPENSATION BENEFITS.............    9

     2.01  Amount of Participant Contribution........    9
     2.02  Amount of Company Contribution............    9
     2.03  Adjustments...............................   10
     2.04  Vesting...................................   11
     2.05  Payment...................................   11
     2.06  Forfeitures...............................   12

III  INVESTMENT AND VALUATION OF INTERESTS
      IN THE TRUST AND ACCOUNTS......................   13

     3.01  Initial Investment Funds..................   13
     3.02  Additional Investment Funds...............   13
     3.03  Individual Records........................   14
     3.04  Valuations................................   14

IV   GENERAL PROVISIONS..............................   15

     4.01  Funding...................................   15
     4.02  Duration of Benefits......................   16

V    ADMINISTRATION..................................   16

     5.01  Modification, Amendment, Etc..............   16
     5.02  Termination and Discontinuance............   17
     5.03  Special Provisions Upon Change of Control.   17
     5.04  Administration and Interpretation.........   17
     5.05  Appointment of Subcommittees..............   18
     5.06  No Contract of Employment.................   18
     5.07  Facility of Payment.......................   18
     5.08  Withholding Taxes.........................   18
     5.09  Nonalienation.............................   19
     5.10  Construction..............................   19
     5.11  Claims Procedure..........................   19

                                 AMAX GOLD INC.
                           DEFERRED COMPENSATION PLAN

                                   ARTICLE I

                                  DEFINITIONS

1.01 DEFINITIONS. The following terms when capitalized herein shall have the meanings assigned below.

      ACCOUNT. The account established and maintained under the Plan for each participant to reflect amounts credited under Article II of the Plan by the Company for the benefit of each Participant and any earnings or losses on amounts credited under Article III with respect to each Participant.

      AFFILIATED COMPANY. Means any company which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes the Company as a member; any trade or business under common control (as defined in Section 414(c) of the Code) with the Company, any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. For purposes of this Plan, the definitions in Sections 414(b) and (c) of the Code shall be modified as provided in Section 415(h) of the Code.

      BENEFICIAL OWNER. Means, with respect to any securities, any person who, directly or indirectly, has or shares the right to vote or dispose of such securities or otherwise has "beneficial ownership" of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 (as such Rules are in effect on November 15, 1993) under the Securities Act of 1934, as amended the ("Exchange Act")), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that (i) a person shall not be deemed the Beneficial Owner of any security as a result of any agreement, arrangement or understanding to vote such security (A) arising solely from a revocable proxy or consent solicited pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the rules and regulations thereunder or (B) made in connection with, or otherwise to participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the rules and regulations thereunder, in either case described in clause (A) or clause (B) above whether or not such agreement, arrangement or understanding is also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report), and (ii) a person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

     Board of Directors.  The Board of Directors of Amax Gold Inc.

     Change in Control.  Means the occurrence of any of the following events:

     (i) any person other than AMAX Inc., a New York corporation, or any successor to AMAX Inc. by merger, consolidation or sale of substantially all of its assets ("Amax or its Successor") is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then-outstanding securities (a "20% Beneficial Owner"); provided however, that (a) the term "20% Beneficial Owner" shall not include any Beneficial Owner who has crossed such 20 percent threshold while Amax or its Successor owns more of the combined voting power of the Company's then outstanding securities than such Beneficial Owner or such Beneficial Owner crossed such 20 percent threshold solely as a result of an acquisition of securities directly from the Company, or solely as a result of an acquisitions by the Company of Company securities until, in each case, such time thereafter as such person acquires additional voting securities other than directly from the Company and, after giving effect to such acquisition, such person would constitute a 20% Beneficial Owner and own more of the combined voting power of the Company's then outstanding securities than Amax or its Successor owns; and (b) with respect to any person eligible to file a Schedule 13G pursuant to Rule 133-1(b)(1)(ii) under the Exchange Act with respect to Company securities (an "Institutional Investor"), there shall be excluded from the number of securities deemed to be beneficially owned by such person a number of securities representing not more than 10 percent of the combined voting power of the Company's then-outstanding securities;

     (ii) during any period of two consecutive years beginning after January 1, 1993, individuals who at the beginning of such period constitute the Board of Directors of the Company together with those individuals who first become Directors during such period (other than by reason of an agreement with the Company in settlement of a proxy contest for the election of directors) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute a majority of the Board of Directors of the Company;

     (iii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, or the consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together owned at least 75% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 75% threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company or such surviving entity or of any subsidiary of the Company or such surviving entity;

     (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition of all or substantially all the assets of the Company; or

     (v) any other event which the Board of Directors of the Company determines shall constitute a Change in Control for purposes of this Plan;

     provided, however, that a Change in Control shall not be deemed to have occurred if one of the following exceptions applies:

     (1) Unless a majority of the Continuing Directors of the Company determines that the exception set forth in this paragraph (1) shall not apply, none of the foregoing conditions would have been satisfied but for one or more of the following persons acquiring or otherwise becoming the Beneficial Owners of securities of the Company: (A) any person who has entered into a binding agreement with the Company, which agreement has been approved by two-thirds (2/3) of the Continuing Directors, limiting the acquisition of additional voting securities by such person, the solicitation of proxies by such person or proposals by such person concerning a business combination with the Company (a "Standstill Agreement"); (B) any employee benefit plan, or trustee or other fiduciary thereof, maintained by the Company, Amax or its Successor or any subsidiary of the Company or of Amax or its Successor; (C) any subsidiary of the Company or of Amax or its Successor; or (D) the Company; or

     (2) Unless a majority of the Continuing Directors of the Company determines that the exception set forth in this paragraph (2) shall not apply, none of the foregoing conditions would have been satisfied but for the acquisition by the Company of another entity (whether by the merger or consolidation, the acquisition of stock or assets, or otherwise) in exchange, in whole or in part, for securities of the Company, provided that, immediately following such acquisition, the Continuing Directors constitute a majority of the Board of Directors of the Company, or a majority of the board of directors of any other surviving entity, and, in either case, no agreement, arrangement or understanding exists at that time which would cause such Continuing Directors to cease thereafter to constitute a majority of the Board of Directors or of such other board of directors.

     Notwithstanding the foregoing, unless a majority of the Continuing Directors determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, employee or director of the Company.

     Code.  The Internal Revenue Code of 1986, as amended from time to time.

     Committee. The Committee responsible for the administration of the Thrift Plan.

     Company. Amax Gold Inc. or any successor by merger, consolidation, sale of assets or otherwise, with respect to its employees and those of its divisions, subsidiaries and Affiliated Companies which are designated as participating companies, with respect to their employees, under the Thrift Plan.

     Company Contribution.  The amount contributed by the Company pursuant to
     Section 2.02.

     Compensation. An employee's compensation as defined in the Thrift Plan for purposes of Article III.

     Investment Fund. The separate funds in which amounts allocable to Participants and held in the Trust may be invested in accordance with
     Article III.

     Participant. Each participant in the Thrift Plan whose annual addition (as defined in Section 415(c)(2) of the Code) in any Plan Year exceeds the limitations imposed by Code Sections 415(c)(1) or 415(e) or each participant in the Thrift Plan who qualifies as a member of a select group of management or highly compensated employees as defined in ERISA Section 201(2) whose contributions to the Thrift Plan are limited by reason of
     Section 401(a)(17), 401(a)(30), 401(k)(3)(A)(ii), 401(m)(2) or 402(g)(1) of
     the Code.

     Participant Contribution. The amount of compensation the receipt of which a Participant elects to defer and instead have credited to the Participants's Account pursuant to Article II, which election must be made prior to the beginning of the period during which the compensation is earned and for which amounts are contributed. A Participant shall not be entitled to have a Participant Contribution made on his behalf for any Plan Year unless (i) the Participant is precluded under Sections 415 401(a)(30), 401(k)(3)(a)(ii) or 402(g)(1) of the Code from making the maximum permissible contribution under Sections 2.02, 2.03, or 3.01 of the Thrift Plan for that Plan Year, or (ii) the Participant's compensation for determining the contributions under Sections 2.02, 2.03, or 3.01 of the Thrift Plan is reduced by reason of Section 401(a)(17) of the Code. However, the maximum Participant Contribution the Participant can make for the Plan year shall be the difference between (A) 15% of the Participant's compensation (within the meaning of Section 1.11 of the Thrift Plan, but without regard to the limitation imposed by Section 401(a)(17) of the Code) for the Plan year, and (B) the Participant's actual contributions for the Plan Year made pursuant to Sections 2.02 and 2.03 of the Thrift Plan, or
     (C) such higher percentage of the Participant's compensation as may be approved on an individual basis by the Compensation Committee of the Board of Directors.

     Plan. The Amax Gold Inc. Deferred Compensation Plan, as set forth herein or as amended from time to time.

     Plan Year.  The calendar year.

     Portfolio Committee. The Employee Benefits Portfolio Review Committee of the Thrift Plan.

     Thrift Plan. The Amax Gold Inc. Employee Thrift Plan, as amended from time to time.

     Trust. The grantor trust in which amounts allocable to Participants are held, as provided in Article III.

     Trustee.  The trustee or trustees of the Trust.

     Valuation Date. The last day of each calendar quarter of each Plan year, or such other dates as the Committee determines necessary or appropriate to value the Accounts of Participants.


                                   ARTICLE II

                    AMOUNT AND PAYMENT OF EXCESS THRIFT PLAN
                       AND DEFERRED COMPENSATION BENEFITS


2.01 Amount of Participant Contribution. As of each Valuation Date, each Participant's Account shall be credited with an amount equal to the Participant Contributions, if any, for the period beginning on the day after the next preceding Valuation Date and ending on the current Valuation Date.

2.02 Amount of Company Contribution. As of each Valuation Date, each Participant's Account shall be credited with an additional amount equal to the sum of:

(a) An amount equal to the value of the contribution that would have been made by the Company as of such day on behalf of the Participant under Article IV of the Thrift Plan on account of the Participant Contribution if the Participant Contribution had been made to the Thrift Plan pursuant to Sections 2.02 and 2.03 thereof (assuming such Company contribution was not limited by Sections 401(a)(17) or 415 of the Code); and

(b) An amount equal to the excess, if any, of the value of the contribution that would have been made by the Company as of such day on behalf of the Participant under Article IV of the Thrift Plan (based upon the contributions actually made to the Thrift Plan by the Participant) without regard to any limitation imposed by Sections 401(a)(17), 401(m)(2)(A) or 415 of the Code over the contribution actually made and allocated on behalf of the Participant as of that date.

2.03 Adjustments. Notwithstanding the foregoing provisions of this Article II, the amount credited to each Participant's Account as of each Valuation Date shall be adjusted as of the last Valuation Date of each Plan Year, except the first Plan Year which shall be a short Plan Year (or, in the case of a Participant who terminates employment during a Plan Year, as of such termination date), so that the total amount contributed to the Plan on the Participant's behalf for that Plan Year equals the amount that would have been so contributed had the amounts contributed under Sections 2.01 and
     2.02 above been computed based on compensation and contributions made for the entire Plan Year (or, in the case of a Participant who terminates employment during a Plan Year, the portion of the Plan Year during which he was so employed), rather than compensation and contributions made for the period between Valuation Dates. If adjustments required by the foregoing sentence require amounts held in the Trust with respect to a Participant's Account to be reduced, the amount of such reduction shall be used to reduce the Company's future contributions to the Trust for the benefit of other Participants or that Participant.

2.04 Vesting.  Each Participant shall be vested in his Account as follows:

(a) with respect to amounts credited pursuant to Section 2.01 (and earnings thereon), the Participant shall at all times be fully vested;

(b) with respect to amounts credited pursuant to Section 2.02 (and earnings thereon), the Participant shall be vested to the same extent he is vested in his Company matching contributions subaccount in the Thrift Plan; and

(c) Notwithstanding any provision of this Plan to the contrary, in the event of a Change in Control, all Participants shall become fully vested in the benefits provided under this Article II and such benefits shall be paid in a single sum as provided in Section 2.05.

2.05 Payment.

(a) Upon a Participant's termination of employment with the Company (and all affiliated Companies) or upon a Change in Control, the Participant shall be paid a benefit of a single lump sum equal to the balance credited to his Account as of the next preceding Valuation Date, to the extent vested. To the extent the Trustee pays the participant an amount equal to such balance, the payment shall be a complete discharge of the Company's obligation under this Article II with respect to that Participant. If the Trustee pays the Participant an amount which is less than the vested balance credited to his Account (computed using the amount credited to his Account as of the next preceding Valuation Date) the Company shall pay the Participant the difference between the amount paid by the Trustee and such balance. Payment shall be made as soon as practicable following the Participant's termination of employment or the Change in Control.

(b) Upon the death of a Participant while employed by the Company (or an Affiliated Company) the Participant's beneficiary designated under the Thrift Plan shall be paid a benefit of a single lump sum equal to the balance credited to the Participant's Account as of the next preceding Valuation Date, to the extent vested. To the extent the Trustee pays the Participant's designated beneficiary an amount equal to such balance, the payment shall be a complete discharge of the Company's obligation under this Article II with respect to that Participant. If the Trustee pays the Participant's designated beneficiary an amount which is less than the vested balance credited to the Participant's Account (computed using the amount credited to his Account as of the next preceding Valuation Date) the Company shall pay the beneficiary the difference between the amount paid by the Trustee and such balance. Payment shall be made as soon as practicable following the Participant's death.

2.06 Forfeitures. Upon termination of a Participant's employment with the Company and all Affiliated Companies, any unvested portion of his Account shall be forfeited and any amounts attributable thereto that are held in the Trust shall be used to reduce the Company's obligations under the Plan to other Participants. If a Participant who forfeits a benefit under the Plan is subsequently reemployed by the Company or an Affiliated Company and his unvested benefits that were forfeited under the Thrift Plan are reinstated under the Thrift Plan as a result of such reemployment, the forfeited benefits under this Plan shall also be reinstated and his Account shall be credited on the Valuation Date next succeeding his reemployment with an amount equal to such forfeited benefits.


                                  ARTICLE III

                     INVESTMENT AND VALUATION OF INTERESTS
                           IN THE TRUST AND ACCOUNTS


3.01 Initial Investment Funds.

(a) The Company may establish a Trust pursuant to Section 4.01(b), and the assets held in the Trust shall be subdivided, upon the direction and authorization of the Portfolio Committee, into one or more Investment Funds. Effective November 15, 1993, all amounts contributed by a Participant pursuant to Section 2.01 of this Plan shall be invested in the Investment Fund designated for this purpose by the Portfolio Committee.

(b) All amounts contributed by the Company pursuant to Section 2.02 of this Plan shall be credited or debited with earnings or losses based upon the performance of the Common Stock of the Company.

3.02 Additional Investment Funds.

     The Committee may designate one or more other Investment Funds for the investment of amounts described in Section 3.01(a). The Committee may change the designation of Investment Funds from time to time, in its sole discretion. In the event the Committee designates more than one Investment Fund, each Participant shall file an investment election with the Committee designating one or more of the Investment Funds in which the amounts described in Section 3.01(a) of the Plan that are credited to his Account shall be invested. The election shall be effective as soon as practicable following receipt of the Participant's election by the Committee. A Participant may change the Investment Funds in which the amounts described herein are invested in accordance with such rules and procedures as the Committee shall determine. Assets for which no effective investment designation is made shall be invested in the Investment Fund designated for this purpose by the Committee.

3.03 Individual Records. The Committee shall maintain, or cause to be maintained, records showing the individual balances of each Participant's Account and the amounts allocable to each Participant under this Plan and under the Trust; provided, however, the Committee may delegate this responsibility to the Trustee or another administrator. Maintenance of such records shall not require any segregation of the funds of the Trust.

3.04 Valuations.

(a) On each Valuation Date each Participant's Account shall be allocated his proportionate share of the increase or decrease (including earnings) in the fair market value of that portion of the Investment Funds which is allocable to him and which is invested in each Investment Fund as well as any expenses paid from the assets of the Trust. Any portion of the Trust allocable to a Participant which is not invested in an Investment Fund shall not be credited with any earnings.

(b) Immediately after any gain or loss or earnings are allocated to a Participant under the Trust in accordance with Section 3.04(a), an equal amount of gain or loss or earnings shall be credited to the Participant's Account under the Plan.

(c) At least once a year, each Participant shall be furnished with a statement setting forth the balance credited to his Account and the value of the amount in the Investment Funds and/or in the Trust allocable to him.


                                   ARTICLE IV

                               GENERAL PROVISIONS


4.01 Funding.

(a) All amounts payable in accordance with this Plan shall constitute a contractual general unsecured obligation of the Company. Such amounts as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company, to the extent not paid from the assets of the Trust established pursuant to paragraph (b) below.

(b) The Company has established a grantor trust for the benefit of Participants with Accounts under the Plan. The assets placed in the Trust shall be comprised of all or any portion of amounts in Accounts and shall be held separate and apart from other Company funds, and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

     (i) the creation of the Trust shall not cause the Plan to be other than "unfunded" for purposes of Title I of the Employee Retirement Income Security Act of 1974;

     (ii) the Company shall be treated as "grantor" of the Trust for purposes of Section 577 of the Code; and

     (iii) the agreement of the Trust shall provide that its assets may be used upon the insolvency of the Company to satisfy claims of the Company's general creditors, and that the rights of such general creditors are enforceable by them under federal and state law.

4.02 Duration of Benefits. Benefits shall accrue under the Plan on behalf of a Participant only for Plan Years for which the provisions of Sections 415, 401(a)(17), 401(a)(30, 401(k)(3)(A)(ii), 401(m)(2), or 402(g)(1), of the
     Code (relating to the maximum limitation on contributions under the Thrift
     Plan) actually limit the contributions that can be made by or on the Participant's behalf under the Thrift Plan.


                                   ARTICLE V

                                 ADMINISTRATION


5.01 Modification, Amendment, Etc. The Board of Directors reserves the right to modify, amend in whole or in part, discontinue benefit accrual under, or terminate the Plan at any time. However, no modification or amendment shall be made to Section 2.04(c) or 5.02 and no modification, discontinuance, amendment or termination shall adversely affect the right of any Participant to receive the benefits accrued and the balance to the credit of such Participant's Account as of the date of such modification, discontinuance, amendment, or termination, as adjusted as a result of changes in the value of the Investment Funds in which the amount in the Trust allocable to the Participant is invested.

5.02 Termination and Discontinuance. If the Company terminates the Plan, or discontinues benefit accruals thereunder, Participants shall continue to vest in their accrued benefits and their Accounts in accordance with
     Section 2.04 and Accounts under the Plan shall be paid in the manner and at the times indicated in Article II, unless the Board of

     Directors shall determine in its sole and absolute discretion that Participants shall be fully vested in their Accounts, in which case Accounts under the Plan shall be paid within 90 days of such determination. If participant contributions have been discontinued under the Plan, the Company may recommence such accruals at any time by appropriate action.

5.03 Special Provisions Upon Change of Control. Notwithstanding the provisions of Section 6.01 and Section 6.02, however, upon the occurrence of a Change in Control and at all times thereafter, the Board of Directors of the Company shall not discontinue, terminate, suspend or amend the Plan, in whole or in part, in any manner that would adversely affect the right of any Participant to receive the benefits otherwise provided under the Plan as of the effective date of such action by the Board of Directors.

5.04 Administration and Interpretation. Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. Any interpretation of the Plan by the Committee or any administrative act by the Committee shall be final and binding on all Participants. All rules relating to the quorum of the Committee and to the conduct of its business shall also apply to the Committee in administering this Plan.

5.05 Appointment of Subcommittees. The members of the Committee may appoint from their number such subcommittees with such powers as they shall determine, may authorize one or more of their number of any agent to execute or deliver any instrument or instruments in their behalf, and may employ such counsel, agents and other services as they may require in carrying out their duties. Subject to the limitations of the Plan, the Committee shall, from time to time, establish rules and regulations for the administration of the Plan and the transaction of its business and shall maintain or cause to be maintained all records which it shall deem necessary for purposes of the Plan.

5.06 No Contract of Employment. The establishment of the Plan shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any employee and to treat him without regard to the effect which such treatment might have upon him as a Participant in the Plan.

5.07 Facility of Payment. In the event that the Committee shall find that a Participant is unable to care for his affairs because of illness or accident, the Committee may direct that any benefit payment due him, unless a claim shall have been made therefor by a duly appointed legal representative, be paid to his spouse, a child, a partner or other blood relative, or to a person with whom he resides, and any such payment so made shall be a complete discharge of the liabilities of the Company and the Plan therefor.

5.08 Withholding Taxes. The Company and the Trustee shall have the right to deduct from each payment to be made under the Plan and the Trust any required withholding or other taxes.

5.09 Nonalienation. Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution of levy, or liability for or subject to the debts, contracts, liabilities, engagements or torts of a Participant.

5.10 Construction.

(a) The Plan shall be construed, regulated and administered under the laws of the State of Colorado to the extent not preempted by the Employee Retirement Income Security Act of 1974 or other federal law.

(b) When used herein the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural, where appropriate.

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

5.11 Claims Procedure:
     ----------------

(a) Filing and Initial Determination of Claim: Any Participant, beneficiary, or his duly authorized representative may file a claim for a Plan benefit to which the claimant believes that he or she is entitled. Such a claim must be in writing and delivered to the Committee in person on by express delivery service or certified mail, postage prepaid. Within 90 days after receipt of such claim, the Committee shall send to the claimant by certified mail, postage prepaid, notice of the granting or denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed 90 days from the end of the initial period. If such extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial 90-day period. The Committee shall have full discretion to deny or grant a claim in whole or in part. If notice of the denial of a claim is not furnished in accordance with this paragraph
     (a), the claim shall be deemed denied as of the 100th day after receipt of such claim (or the 10th day after the expiration of any extension of time of which claimant has been given written notice by the Committee) and the claimant shall be permitted to exercise his right of review pursuant to paragraphs (c) and (d) of this section.

(b) Duty of Committee Upon Denial of Claim: The Committee shall provide to every claimant who is denied a claim for benefits written notice setting forth in a manner calculated to be understood by the claimant:

     (1)  the specific reason or reasons for the denial;

     (2) specific reference to pertinent Plan provisions on which the denial is based;

     (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary; and

     (4)  an explanation of the Plan's claim review procedure.

(c) Request for Review of Claim Denial: Within 60 days after receipt by the claimant of written notification of the denial in whole or in part of his claim (or, if notice of denial has not been given, within 60 days after the date as of which the claim is deemed denied), the claimant or his duly authorized representative, upon written application to the Committee in person or by certified mail, postage prepaid may request a review of such denial, may review pertinent documents and may submit issues and comments in writing.

(d) Claims Reviewer: Upon receipt of notice of a request for review, the Committee shall be the claims reviewer. The claims reviewer shall make a prompt decision on the review. The decision on review shall be written in a manner calculated to be understood by the claimant, and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall be made not later than 60 days after the Committee's receipt of a request for a review, unless special circumstances require an extension of time for processing in which case a decision shall be rendered not later than 120 days after receipt of a request for review. If such extension is necessary, the claimant shall be given written notice of the extension prior to the expiration of the initial 60-day period. If notice of the decision on the review is not furnished in accordance with this paragraph
     (d), the claim shall be deemed denied as of the 70th day after claimant's request for review (or the 10th day after the expiration of any extension of time of which claimant has been given written notice by the Committee) and the claimant shall be permitted to exercise his right to legal remedy pursuant to paragraph (c) of this section.

(e) Legal Remedy: After exhaustion of the claims procedure as provided under this Plan. nothing shall prevent any person from pursuing any other legal remedy.

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